      As filed with the Securities and Exchange Commission on April 3, 2001
                                                     REGISTRATION NO. 333-55262
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                FEDEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



    DELAWARE                       4513                        62-1721435
(State or Other         (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of         Classification Code Number)       Identification Number)
Incorporation or
Organization)

                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120
                                 (901) 818-7200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         ------------------------------

                              KENNETH R. MASTERSON
                                FEDEX CORPORATION
                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120
                                 (901) 818-7200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                         ------------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


================================================================================

                          DEREGISTRATION OF SECURITIES

       FedEx Corporation (the "Registrant") registered an aggregate of 11,147,465 shares of its common stock, par value $0.10 per share ("Common Stock"), issuable in connection with the merger (the "Merger") of American Freightways Corporation ("American Freightways") with and into FedEx Freight System, Inc. (formerly known as FDX, Inc.), a wholly-owned subsidiary of the Registrant ("FedEx Freight"), as described in the Amended and Restated Agreement and Plan of Merger dated as of November 12, 2000 and amended and restated as of January 5, 2001 by and among the Registrant, FedEx Freight and American Freightways (the "Merger Agreement"). The Registrant registered (i) 10,512,427 shares of Common Stock pursuant to a Registration Statement on Form S-4, as amended (Registration No. 333-51782), declared effective on January 8, 2001, and
(ii) 635,038 shares of Common Stock pursuant to a Registration Statement on Form S-4 (Registration No. 333-55262), filed pursuant to Rule 462(b) under the Securities Act of 1933 on February 9, 2001.

       The Merger was effected on February 9, 2001. Pursuant to the terms of the Merger Agreement, the Registrant issued a total of 11,042,965 shares of Common Stock in connection with the Merger.

       By this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-55262), the Registrant hereby deregisters the 104,500 shares of Common Stock heretofore registered but not issued in connection with the Merger.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-55262) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on March 30, 2001.


                                   FEDEX CORPORATION

                                    By: /s/ James S. Hudson
                                        ---------------------------------
                                        James S. Hudson
                                        Corporate Vice President -
                                        Strategic Financial Planning and Control



       Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.




SIGNATURE                                CAPACITY                     DATE
---------                                --------                     ----
           *                 Chairman of the Board, President     March 30, 2001
-------------------------    and Chief Executive Officer and
Frederick W. Smith           Director (PRINCIPAL EXECUTIVE
                             OFFICER)


           *                 Executive Vice President and         March 30, 2001
-------------------------    Chief Financial Officer
Alan B. Graf, Jr.            (PRINCIPAL FINANCIAL OFFICER)


   /s/ James S. Hudson       Corporate Vice President -           March 30, 2001
-------------------------    Strategic Financial Planning
James S. Hudson              and Control (PRINCIPAL ACCOUNTING
                             OFFICER)


           *                 Director                             March 30, 2001
-------------------------
James L. Barksdale

           *                 Director                             March 30, 2001
-------------------------
Robert L. Cox

           *                 Director                             March 30, 2001
-------------------------
Ralph D. DeNunzio

           *                 Director                             March 30, 2001
-------------------------
Judith L. Estrin

                             Director                             March __, 2001
-------------------------
F.S. Garrison

           *                 Director                             March 30, 2001
-------------------------
Philip Greer

           *                 Director                             March 30, 2001
-------------------------
J.R. Hyde, III



                                        2





           *                 Director                             March 30, 2001
-------------------------
Shirley Ann Jackson

           *                 Director                             March 30, 2001
-------------------------
George J. Mitchell

           *                 Director                             March 30, 2001
-------------------------
Joshua I. Smith

           *                 Director                             March 30, 2001
-------------------------
Paul S. Walsh

           *                 Director                             March 30, 2001
-------------------------
Peter S. Willmott


*By: /s/ James S. Hudson
     --------------------
     James S. Hudson
     Attorney-in-Fact



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